Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP
222 Berkeley St., Suite 2000
Boston, MA 02116

+1 617 880 1800

orrick.com

September 26, 2022

Volta Inc.
155 De Haro Street
San Francisco, CA 94103

Re:	Volta Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Volta Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of up to $150,000,000 of shares of the Company’s Class A common stock, par value $0.0001 (the “Shares”), pursuant to a registration statement on Form S-3 (Registration Statement No. 333-267374), filed with the Securities and Exchange Commission (the “Commission”) and declared effective on September 20, 2022 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated September 20, 2022 (the “Base Prospectus”), and the prospectus supplement dated September 26, 2022, filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares are to be sold by the Company pursuant to the Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) dated September 26, 2022, by and between the Company and Cantor Fitzgerald & Co.

In connection with rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of the Company, (ii) the bylaws of the Company, as amended through the date hereof, (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Shares, (iv) the Registration Statement, (v) the Prospectus and (vi) such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Volta Inc.

September 26, 2022

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the Sales Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K, filed on or about September 26, 2022, for incorporation by reference into the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

Orrick, Herrington & Sutcliffe LLP